                                                                    EXHIBIT 99.1

[FELCOR LODGING TRUST LOGO]     FelCor Lodging Trust Incorporated
                                545 E. John Carpenter Freeway, Suite 1300
                                Irving, Texas 75062-3933
                                P 972.444.4900   F 972.444.4949
                                www.felcor.com   NYSE: FCH


FOR IMMEDIATE RELEASE:

                      FELCOR'S REVPAR CONTINUES TO IMPROVE

                    - ANNOUNCES THIRD QUARTER RESULTS

      IRVING, TEXAS...OCTOBER 27, 2004 -- FelCor Lodging Trust Incorporated (NYSE: FCH), the nation's second largest hotel real estate investment trust ("REIT"), today reported operating results for the third quarter and nine months ended September 30, 2004.

THIRD QUARTER RESULTS:
      FelCor's third quarter hotel portfolio revenue per available room ("RevPAR") improved 4.6 percent (July 4.4 percent, August 1.8 percent and September 8.0 percent), compared to third quarter 2003. For the quarter, average daily rate ("ADR") increased 2.7 percent to $98.00, and occupancy increased 1.9 percent to 67.7 percent, compared to third quarter 2003. During the first 21 days of October, total portfolio RevPAR increased 7.6 percent, with occupancy increasing 4.2 percent and ADR increasing 3.2 percent, compared to the same period in 2003.

      Hotel operating profit for FelCor's hotels included in continuing operations increased nine percent to $60 million, compared to the same period last year. This represents a hotel operating profit flow through of nearly two times RevPAR growth. The hotel operating profit margin was 19.7 percent, which represents a 60 basis point increase, compared to the same period of 2003. The improvements in hotel operating margins are largely from decreases in property taxes and insurance that were somewhat offset by higher labor-related costs.

      FelCor's net loss applicable to common shareholders for the third quarter was $46 million, or a loss of $0.78 per share, compared to a third quarter 2003 net loss of $133 million, or a loss of $2.26 per share. Third quarter 2004 Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") totaled $31 million, compared to a $50 million loss in the third quarter of 2003. EBITDA adjusted for impairment charges; costs associated with the early retirement of debt and interest rate swaps; and gains and losses on sale of assets ("Adjusted EBITDA") was $74 million, or an 18.8 percent improvement compared to third quarter 2003.

      Third quarter 2004 Funds From Operations ("FFO") was a loss of $19 million, or $0.30 per share. FFO for the same period last year was a loss of $101 million, or $1.64 per share. In accordance with the Securities and Exchange Commission's ("SEC") guidance on non-GAAP financial measures, FFO has not been adjusted to add back the following items included in net loss for the third quarter:

            -     $33 million ($0.53 per share) of impairment charges and

            - $13 million ($0.21 per share) of costs associated with the early retirement of $179 million of senior notes.

      EBITDA, Adjusted EBITDA and FFO are non-GAAP financial measures. See the discussion included in this press release for more information regarding these non-GAAP financial measures including a reconciliation of these measures to FelCor's net loss.

                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 2

      Included in the operating results for the current quarter are $2.1 million, or $0.03 per share, of expenses associated with hurricane damage in Florida.

      The third quarter 2004 impairment charges of $33 million relate to 13 hotels. Of the impaired assets, five were either held for sale at September 30, 2004, or met the criteria of being held for sale following the end of the quarter. With respect to one hotel, FelCor entered into an option in the third quarter to sell the hotel for less than its book value. The remaining seven hotels experienced disappointing operating results, compared to prior year and budget, and recently forecasted 2005 hotel operating margins continue to be depressed for these hotels. These hotels are currently being reviewed for possible disposition. During the third quarter of 2003, FelCor recorded an impairment charge of $113 million, or $1.82 per share, relating to 21 hotels.

      The completion and sale of the 251-unit Margate condominium tower at the Kingston Plantation in Myrtle Beach, South Carolina, during the quarter concluded FelCor's third successful condominium development project. This project resulted in an $11 million profit during the quarter, $3 million over the original estimate. A fourth condominium project in Myrtle Beach is in the planning stages, with a completion date currently expected in the fall of 2006.

YEAR TO DATE RESULTS:

      For the nine months ended September 30, 2004, FelCor's RevPAR increased
5.0 percent, compared to the same period in 2003. The increase in RevPAR resulted from a 1.4 percent increase in ADR and a 3.5 percent increase in occupancy during the period.

      Hotel operating profit for FelCor's hotels included in continuing operations increased 5.5 percent to $182 million, compared to the third quarter 2003. The hotel operating margins were 20.1 percent, which represents a 40 basis point decrease, compared to the same period in 2003. The decrease in margins is largely attributed to increased labor-related costs somewhat offset by improvements in property taxes and insurance costs.

      FelCor's net loss applicable to common shareholders for the nine months ended September 30, 2004, was $114 million, or a net loss per share of $1.94. This is compared to the prior year net loss of $187 million, or $3.20 per share. EBITDA for the nine months ended September 30, 2004, totaled $126 million, compared to $72 million in the same period of 2003. Adjusted EBITDA was $206 million, or a six percent improvement to prior year.

      FFO for the nine months ended September 30, 2004, was a loss of $25 million, or $0.40 per share. FFO for the same period last year was a loss of $80 million, or $1.29 per share. In accordance with the SEC's guidance on non-GAAP financial measures, FFO has not been adjusted to add back the costs associated with:

            -     $33 million ($0.53 per share) of impairment charges;

            - $44 million ($0.72 per share) of costs associated with the early retirement of $679 million of senior notes and gain on swap termination; and

            -     $5 million ($0.08 per share) of lease termination costs.

      "Overall hotel operations have been strong with improving rates and increasing revenue this year, both for the industry and FelCor," said Thomas J. Corcoran, Jr., FelCor's President and CEO. "In addition, our hotels experienced improved operating profit margins for the first time since we acquired our leases in 2001."

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
FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 3

CAPITAL STRUCTURE:

      Consistent with the Company's objectives to reduce its outstanding debt, reduce its interest expense and extend the maturities of its debt, FelCor completed the following capital transactions during the third quarter:

            - Issued 2.3 million shares of its $1.95 Series A Cumulative Convertible Preferred Stock at a yield of 8.5%, realizing net proceeds of $52 million;

            - Purchased or redeemed $179 million in aggregate principal amount of its 9.5% Senior Notes due 2008 that, at retirement, bore interest at the rate of 10% per year.

      At September 30, 2004, FelCor had $1.8 billion of debt outstanding, with a weighted average life of five years and approximately $154 million in cash and cash equivalents. FelCor has no significant remaining debt maturities (other than those that may be extended at FelCor's option) until 2007, when $125 million of its senior notes mature.

      "We're pleased to have successfully retired $179 million of FelCor's 9.5% Senior Notes due 2008 during the quarter," said Andrew J. Welch, FelCor's Senior Vice President and Treasurer. "Since the end of the third quarter, we have received approximately $57 million from the sale of four additional hotels and issued notices that we will be redeeming an additional $50 million of the 2008 Senior Notes during November 2004, leaving a principal balance of approximately $46 million. This, and other initiatives taken this year, will continue to strengthen FelCor's financial position by decreasing our level of debt, reducing our interest costs and extending the length of our maturities."

OTHER HIGHLIGHTS:

      FelCor has declared the third quarter dividend on each of its $1.95 Series A Cumulative Convertible Preferred Stock and its 9% Series B Cumulative Redeemable Preferred Stock.

      FelCor currently has 19 remaining non-strategic hotels identified for sale (including three hotels held for sale at September 30, 2004), with currently expected proceeds of approximately $134 million, substantially all of which are expected to be sold over the next 15 months. Through October 27, 2004, FelCor has sold 15 hotels for $127 million with the proceeds used to retire senior notes. For the remainder of 2004, proceeds from the sale of five non-strategic hotels are currently estimated to be approximately $34 million, which FelCor expects to use to retire additional senior notes. During the fourth quarter of 2004, FelCor expects to recognize gains of approximately $18 million upon sales of hotels.

2004 GUIDANCE:

      Current estimates for the fourth quarter and full year 2004 operating results, exclusive of future capital transactions other than the completion of the $50 million of pending senior note redemptions, are as follows:

                                  FOURTH                     FULL YEAR
                                 QUARTER                        2004
                                 -------                        ----
RevPAR                           4% to 6%                  4.75% to 5.25%
Net loss per share            $0.49 to $0.45               $2.42 to $2.38
EBITDA                      $49 to $51 million          $175 to $177 million
Adjusted EBITDA             $52 to $54 million          $258 to $260 million
FFO per share                 $0.04 to $0.07             $(0.35) to $(0.32)

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
FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 4


      Included in Net Loss and FFO guidance are the following (in millions):

                                          FOURTH QUARTER 2004        FULL YEAR 2004
                                          -------------------        --------------
                                                    PER SHARE                PER SHARE
                                          DOLLARS     AMOUNT       DOLLARS    AMOUNT
                                          -------     ------       -------    ------
Loss on extinguishment of debt........       $2                      $42
Charge off of debt costs..............        1                        6
Gain on swap termination..............        -                       (1)
Impairment losses.....................        -                       33
Lease termination.....................       -                         5
                                            ---                      ---
   Total..............................       $3         $0.04        $85        $1.36
                                             ==      ========        ===        =====

      FelCor currently anticipates its 2004 total capital expenditures to be in the range of $75 to $100 million, with $64 million having been spent through September 30, 2004.

      FelCor has published its Third Quarter 2004 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter and nine months ended September 30, 2004. Investors are encouraged to access the Supplemental Information on the Company's Web site at www.felcor.com, on its Investor Relations page in the "Financial Reports" section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

      FelCor is the nation's second largest hotel REIT and the nation's largest owner of full service, all-suite hotels. FelCor's consolidated portfolio is comprised of 146 hotels, located in 32 states and Canada. FelCor owns 69 full service, all-suite hotels, and is the largest owner of Embassy Suites Hotels(R) and Doubletree Guest Suites(R) hotels. FelCor's portfolio also includes 68 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.0 billion. Additional information can be found on FelCor's Web site at www.felcor.com.

      FelCor invites you to listen to its third quarter 2004 conference call on Thursday, October 28, 2004, at 9:00 a.m. (Central Standard Time). The conference call will be webcast simultaneously via FelCor's Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor's Web site and click on the conference call microphone icon on either the "Investor Relations" or "FelCor News" pages. A phone replay will be available from Thursday, October 28, 2004, at 12:00 p.m. (Central Standard Time), through Friday, November 26, 2004, at 7:00 p.m. (Central Standard Time), by dialing 416-695-6033 (access code is 5254). A recording of the call also will be archived and available at www.felcor.com.

                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 5


      With the exception of historical information, the matters discussed in this news release include "forward looking statements" within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the anticipated continuation of the current economic recovery, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased security precautions, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although FelCor believes its current expectations to be based upon reasonable assumptions, the Company can give no assurance that its expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO                    (972) 444-4901    tcorcoran@felcor.com
Andrew J. Welch, Senior Vice President and Treasurer          (972) 444-4982    awelch@felcor.com
Monica L. Hildebrand, Vice President of Communications        (972) 444-4917    mhildebrand@felcor.com
Stephen A. Schafer, Vice President of Investor Relations      (972) 444-4912    sschafer@felcor.com

                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 6

               RESULTS OF OPERATIONS - THREE AND NINE MONTHS ENDED
                           SEPTEMBER 30, 2004 AND 2003
                      (in thousands, except per share data)


                                                            THREE MONTHS                   NINE MONTHS
                                                         ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                                         -------------------           -------------------
                                                         2004           2003           2004           2003
                                                      ---------      ---------      ---------      ---------
REVENUES:
   Hotel operating revenue:
     Room .........................................   $ 244,281      $ 231,579      $ 724,974      $ 674,542
     Food and beverage ............................      42,418         38,843        131,510        121,348
     Other operating departments ..................      16,110         14,974         47,889         45,063
   Retail space rental and other revenue ..........       2,166            221          2,590            838
                                                      ---------      ---------      ---------      ---------
           Total revenues .........................     304,975        285,617        906,963        841,791
                                                      ---------      ---------      ---------      ---------

EXPENSES:
   Hotel departmental expenses:
     Room .........................................      66,787         62,142        194,478        174,788
     Food and beverage ............................      34,551         32,258        105,455         96,737
     Other operating departments ..................       7,993          6,893         24,045         20,415
   Other property related costs ...................      88,247         83,245        261,636        241,738
   Management and franchise fees ..................      16,270         15,375         47,490         44,488
   Taxes, insurance and lease expense .............      29,216         30,905         89,750         90,792
   Corporate expenses .............................       3,791          3,299         11,569         10,459
   Depreciation ...................................      30,074         31,476         88,445         95,009
                                                      ---------      ---------      ---------      ---------
          Total operating expenses ................     276,929        265,593        822,868        774,426
                                                      ---------      ---------      ---------      ---------

OPERATING INCOME ..................................      28,046         20,024         84,095         67,365
   Interest expense, net ..........................     (35,348)       (42,303)      (116,210)      (123,150)
   Impairment loss ................................     (28,498)       (53,204)       (28,498)       (53,204)
   Hurricane loss .................................      (2,125)            --         (2,125)            --
   Charge off of debt related costs ...............      (1,920)            --         (6,094)        (2,834)
   Loss on early extinguishment of debt ...........     (10,987)            --        (39,233)            --
   Gain on swap termination .......................          --             --          1,005             --
                                                      ---------      ---------      ---------      ---------

LOSS BEFORE EQUITY IN INCOME FROM
      UNCONSOLIDATED ENTITIES, MINORITY INTERESTS
      AND GAIN (LOSS) ON SALE OF ASSETS ...........     (50,832)       (75,483)      (107,060)      (111,823)
   Equity in income from unconsolidated entities ..      12,019          1,674         15,692          2,252
   Gain (loss) on sale of assets ..................       1,094            (47)         1,094            106
   Minority interests .............................       2,230          4,587          5,800          7,068
                                                      ---------      ---------      ---------      ---------
LOSS FROM CONTINUING OPERATIONS ...................     (35,489)       (69,269)       (84,474)      (102,397)
   Discontinued operations ........................      (1,496)       (56,648)        (4,883)       (64,814)
                                                      ---------      ---------      ---------      ---------
NET LOSS ..........................................     (36,985)      (125,917)       (89,357)      (167,211)
   Preferred dividends ............................      (9,343)        (6,727)       (25,039)       (20,181)
                                                      ---------      ---------      ---------      ---------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS ........   $ (46,328)     $(132,644)     $(114,396)     $(187,392)
                                                      =========      =========      =========      =========

Basic and diluted per common share data:
   Net loss from continuing operations ............   $   (0.76)     $   (1.29)     $   (1.86)     $   (2.09)
                                                      =========      =========      =========      =========
   Net loss .......................................   $   (0.78)     $   (2.26)     $   (1.94)     $   (3.20)
                                                      =========      =========      =========      =========
   Weighted average common shares outstanding .....      59,075         58,690         58,993         58,609
                                                      =========      =========      =========      =========

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
FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 7

                             DISCONTINUED OPERATIONS
                                 (IN THOUSANDS)

      Included in discontinued operations are the results of operations of the 13 hotels disposed of in the first nine months of 2004, six hotels designated as held for sale at September 30, 2004, and 16 hotels sold in 2003. Condensed financial information for the hotels included in discontinued operations is as follows:

                                                        THREE MONTHS ENDED             NINE MONTHS ENDED
                                                           SEPTEMBER 30,                 SEPTEMBER 30,
                                                           -------------                 -------------
                                                        2004           2003           2004           2003
                                                     ---------      ---------      ---------      ---------
Hotel operating revenue ..........................   $  14,558      $  39,972      $  63,621      $ 119,700
Hotel operating expenses .........................      14,660         40,082         61,431        120,703
                                                     ---------      ---------      ---------      ---------
Operating income .................................        (102)          (110)         2,190         (1,003)
Direct interest costs ............................           7             20             12           (637)
Gain on the early extinguishment of debt .........          --            351             --          1,611
Impairment .......................................      (4,529)       (59,498)        (4,529)       (67,322)
Lease termination expense from asset disposition .          --             --         (4,900)            --
Gain (loss) on sale of assets ....................       3,058           (399)         2,116           (882)
Minority interest ................................          70          2,988            228          3,419
                                                     ---------      ---------      ---------      ---------
Loss from discontinued operations ................   $  (1,496)     $ (56,648)     $  (4,883)     $ (64,814)
                                                     =========      =========      =========      =========

                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 8

                           NON-GAAP FINANCIAL MEASURES

      Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance to be helpful in evaluating a real estate company's operations. Funds From Operations ("FFO"), Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA are not measures of operating performance under generally accepted accounting principles ("GAAP"). However, FelCor considers FFO, EBITDA and Adjusted EBITDA to be supplemental measures of a REIT's performance and should be considered along with, but not as an alternative to, net income as a measure of FelCor's operating performance. FFO, EBITDA and Adjusted EBITDA reflect additional ways of viewing FelCor's operations that the Company believes when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business than could be obtained absent this disclosure. Management strongly encourages investors to review the Company's financial information in its entirety and not to rely on a single financial measure.

      The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FelCor computes FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than FelCor does.

      EBITDA is a commonly used measure of performance in many industries. FelCor defines EBITDA as net income or loss (computed in accordance with GAAP) plus interest, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnership and joint ventures are calculated to reflect EBITDA on the same basis.

      FelCor's management and Board of Directors use Adjusted EBITDA to evaluate the performance of its hotels and to facilitate comparisons between the Company and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. FelCor adjusts EBITDA when evaluating its performance because management believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding its ongoing operating performance and that the presentation of Adjusted EBITDA when combined with GAAP net income, EBITDA and FFO is beneficial to an investor's better understanding of the Company's operating performance. FelCor adjusts EBITDA for the following items to derive Adjusted EBITDA:

            - Gains and losses related to early extinguishment of debt and interest rate swaps - FelCor excludes gains and losses related to early extinguishment of debt and interest rate swaps because the Company believes that it represents an acceleration of interest expense or a reduction of interest expense and interest expense is excluded from EBITDA.

            - Gains or losses on disposition of assets - FelCor excludes the gains or losses on disposition of assets because the Company believes that including them in EBIDTA is not consistent with reflecting ongoing performance of its remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or too much depreciation deducted in previous periods and depreciation is excluded from EBITDA.

            - Impairment losses - FelCor excludes the effect of impairment losses because the Company believes that including these in EBITDA is not consistent with reflecting the ongoing performance of its remaining assets. Additionally, the Company believes that impairment losses are similar to gains and losses on disposition of assets.

            - Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that requires the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. FelCor excludes these one-time adjustments because they do not reflect actual performance of the Company for that period.

      FFO, EBITDA and Adjusted EBITDA should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share, EBITDA or Adjusted EBITDA be considered as measures of FelCor's liquidity or indicative of funds available for our cash needs, including the Company's ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders.

                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 9


                      RECONCILIATION OF NET LOSS TO EBITDA
                                 (in thousands)

                                                            THREE MONTHS ENDED             NINE MONTHS ENDED
                                                               SEPTEMBER 30,                 SEPTEMBER 30,
                                                               -------------                 -------------
                                                            2004           2003           2004           2003
                                                            ----           ----           ----           ----
NET LOSS                                                 $ (36,985)     $(125,917)     $ (89,357)     $(167,211)
   Depreciation from continuing operations                  30,074         31,476         88,445         95,009
   Depreciation from unconsolidated entities and
        discontinued operations                              2,924          6,477          9,238         21,836
   Minority interest in FelCor Lodging LP.                  (2,222)        (7,015)        (5,707)       (10,065)
   Interest expense                                         35,893         42,793        118,073        124,560
   Interest expense from unconsolidated entities and
        discontinued operations                              1,170          1,362          3,895          6,419
   Amortization expense                                        593            565          1,615          1,645
                                                         ---------      ---------      ---------      ---------
EBITDA                                                      31,447        (50,259)       126,202         72,193
   Charge off of deferred debt costs                         1,920             --          6,094          2,834
   Loss (gain) on early extinguishment of debt              10,987           (351)        39,233         (1,611)
   Gain on swap termination                                     --             --         (1,005)            --
   Lease termination expense from asset disposition             --             --          4,900             --
   Loss (gain) on sale of assets                            (3,058)           446         (2,116)           776
   Impairment                                               33,027        112,702         33,027        120,526
                                                         ---------      ---------      ---------      ---------
ADJUSTED EBITDA                                          $  74,323      $  62,538      $ 206,335      $ 194,718
                                                         =========      =========      =========      =========


                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 10


                        RECONCILIATION OF NET LOSS TO FFO
                 (in thousands, except per share and unit data)

                                                                        THREE MONTHS ENDED SEPTEMBER 30,
                                                                        --------------------------------
                                                                2004                                       2003
                                                                ----                                       ----
                                                                           PER SHARE                                  PER SHARE
                                                DOLLARS        SHARES        AMOUNT      DOLLARS          SHARES       AMOUNT
                                                -------        ------        ------      -------          ------       ------
NET LOSS ...................................   $ (36,985)                               $(125,917)
   Preferred dividends .....................      (9,343)                                  (6,727)
                                               ---------                                ---------
NET LOSS APPLICABLE TO COMMON
     STOCKHOLDERS ..........................   $ (46,328)      59,075      $  (0.78)    $(132,644)        58,690      $  (2.26)
   Depreciation from continuing operations .      30,074           --          0.51        31,476             --          0.54
   Depreciation from unconsolidated
      entities and discontinued operations .       2,924           --          0.05         6,477             --          0.11
   Loss (gain) on sale of assets ...........      (3,058)          --         (0.05)          446             --          0.01
   Minority interest in FelCor LP. .........      (2,222)       2,903         (0.03)       (7,015)         3,161         (0.04)
                                               ---------       ------      --------     ---------         ------      --------
FFO ........................................   $ (18,610)      61,978      $  (0.30)    $(101,260)        61,851      $  (1.64)
                                               =========       ======      ========     =========         ======      ========

                                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                                          -------------------------------
                                                                 2004                                       2003
                                                                 ----                                       ----
                                                                             PER SHARE                                PER SHARE
                                                 DOLLARS         SHARES       AMOUNT       DOLLARS          SHARES      AMOUNT
                                                 -------         ------       ------       -------          ------      ------
NET LOSS ...................................   $ (89,357)                                 $(167,211)
   Preferred dividends .....................     (25,039)                                   (20,181)
                                               ---------                                  ---------
NET LOSS APPLICABLE TO COMMON
     STOCKHOLDERS ..........................   $(114,396)        58,993      $  (1.94)    $(187,392)        58,609     $  (3.20)
   Depreciation from continuing operations .      88,445             --          1.50        95,009             --         1.62
   Depreciation from unconsolidated

      entities and discontinued operations .       9,238             --          0.16        21,836             --         0.37
   Loss (gain) on sale of assets ...........      (2,116)            --         (0.04)          776             --         0.01
   Minority interest in FelCor LP. .........      (5,707)         2,989         (0.08)      (10,065)         3,234        (0.09)
                                               ---------         ------      --------     ---------         ------     --------
FFO ........................................   $ (24,536)        61,982      $  (0.40)    $ (79,836)        61,843     $  (1.29)
                                               =========         ======      ========     =========         ======     ========

Consistent with SEC guidance, FFO has not been adjusted for the following amounts included in net loss (in thousands):

                                                    THREE MONTHS ENDED            NINE MONTHS ENDED
                                                       SEPTEMBER 30,                SEPTEMBER 30
                                                       -------------                ------------
                                                    2004          2003           2004           2003
                                                    ----          ----           ----           ----
Charge off of deferred debt costs .............   $   1,920     $      --      $   6,094      $   2,834
Loss (gain) on early extinguishment of debt ...      10,987          (351)        39,233         (1,611)
Gain on swap termination ......................          --            --         (1,005)            --
Lease termination cost from asset disposition .          --            --          4,900             --
Impairment ....................................      33,027       112,702         33,027        120,526
                                                  ---------     ---------      ---------      ---------
                                                  $  45,934     $ 112,351      $  82,249      $ 121,749
                                                  =========     =========      =========      =========
Per share amounts .............................   $    0.74     $    1.82      $    1.33      $    1.97
                                                  =========     =========      =========      =========


                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 11


                   HOTEL OPERATING PROFIT AND OPERATING MARGIN
                             (DOLLARS IN THOUSANDS)

      Hotel operating profit and operating margin are commonly used non-GAAP measures of performance that we utilize to measure the relative performance of our individual hotels and groups of hotels and give investors a more complete understanding of the operating results directly related to our hotels. We believe that hotel operating profit and operating margin are useful to investors by providing greater transparency with respect to significant measures used by management in its financial and operational decision-making. Hotel operating profit and operating margin are calculated as follows:

                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                 SEPTEMBER 30,                  SEPTEMBER 30,
                                                 -------------                  -------------
                                             2004            2003            2004            2003
                                          ---------       ---------       ---------       ---------
Total revenue                             $ 304,975       $ 285,617       $ 906,963       $ 841,791
Retail space rental and other revenue        (2,166)           (221)         (2,590)           (838)
                                          ---------       ---------       ---------       ---------
Hotel revenue                               302,809         285,396         904,373         840,953
Hotel operating expenses                    243,064         230,818         722,854         668,958
                                          ---------       ---------       ---------       ---------
Hotel operating profit                    $  59,745       $  54,578       $ 181,519       $ 171,995
                                          =========       =========       =========       =========
Operating margin                               19.7%           19.1%           20.1%           20.5%

                                                                THREE MONTHS                NINE MONTHS
                                                              ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                        -------------------------    -----------------------
                                                          2004           2003           2004           2003
Reconciliation of total operating expenses to
  hotel operating expenses:
Total operating expenses ............................  $ 276,929      $ 265,593      $ 822,868      $ 774,426
   Corporate expenses ...............................     (3,791)        (3,299)       (11,569)       (10,459)
   Depreciation .....................................    (30,074)       (31,476)       (88,445)       (95,009)
                                                       ---------      ---------      ---------      ---------
Hotel operating expenses ............................  $ 243,064      $ 230,818      $ 722,854      $ 668,958
                                                       =========      =========      =========      =========


                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 12


    RECONCILIATION OF ESTIMATED NET INCOME (LOSS) TO ESTIMATED FFO AND EBITDA

                                                                                       FOURTH QUARTER 2004 GUIDANCE (B)
                                                                                       --------------------------------
                                                                                 LOW GUIDANCE               HIGH GUIDANCE
                                                                                 ------------               -------------
                                                                                         PER SHARE                   PER SHARE
                                                                             DOLLARS     AMOUNT(A)      DOLLARS      AMOUNT(A)
                                                                             -------      ------        -------       ------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS...........................        $  (29)      $(0.49)        $  (27)       $(0.45)
   Depreciation......................................................            32                          32
   Minority interest in FelCor LP....................................            (1)                         (1)
                                                                             ------                      ------
FFO..................................................................        $    2       $ 0.04         $    4        $ 0.07
                                                                             ======                      ======
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS...........................        $  (29)                     $  (27)
   Depreciation......................................................            32                          32
   Minority interest in FelCor LP....................................            (1)                         (1)
   Interest expense..................................................            36                          36
   Amortization expense..............................................             1                           1
   Preferred dividends...............................................            10                          10
                                                                             ------                      ------
EBITDA...............................................................        $   49                      $   51
  Loss on extinguishment of debt.....................................             2                           2
  Charge off of debt costs...........................................             1                           1
                                                                             ------                      ------
ADJUSTED EBITDA......................................................        $   52                      $   54
                                                                             ======                      ======

            (a) Weighted average shares are 59.1 million. Adding minority interest and unvested restricted stock of 3.2 million shares to weighted average shares, provides the weighted average shares and units of 62.3 million used to compute FFO per share.

            (b) Included in Net Loss and FFO guidance are the following (in millions):


                                          FOURTH QUARTER 2004
                                          -------------------
                                                      PER SHARE
                                         DOLLARS        AMOUNT
                                         -------        ------
Loss on extinguishment of debt......       $2
Charge off of debt costs............        1
                                          ---
   Total............................       $3            $0.04
                                           ==            =====


                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 13


    RECONCILIATION OF ESTIMATED NET INCOME (LOSS) TO ESTIMATED FFO AND EBITDA
                                   (continued)

                                                                FULL YEAR 2004 GUIDANCE(B)
                                                                --------------------------
                                                         LOW GUIDANCE               HIGH GUIDANCE
                                                         ------------               -------------
                                                                PER SHARE                  PER SHARE
                                                     DOLLARS    AMOUNT(A)      DOLLARS     AMOUNT (A)
                                                     -------     ------        -------     ----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS.......     $(143)     $(2.42)        $ (141)      $(2.38)
   Depreciation..................................       130                        130
   Gain from sales of assets.....................        (2)                        (2)
   Minority interest in FelCor LP................        (7)                        (7)
                                                     ------                     ------
FFO..............................................    $  (22)     $(0.35)        $  (20)      $(0.32)
                                                     ======                     ======

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS.......     $(143)                     $(141)
   Depreciation..................................       130                        130
   Minority interest in FelCor LP................        (7)                        (7)
   Interest expense..............................       158                        158
   Amortization expense..........................         2                          2
   Preferred dividends...........................        35                         35
                                                     ------                     ------
EBITDA...........................................    $  175                     $  177
   Loss on extinguishment of debt................        42                         42
   Charge off of debt costs......................         6                          6
   Gain on swap termination......................        (1)                        (1)
   Impairment losses.............................        33                         33
   Lease termination.............................         5                          5
   Gain on sale of assets                                (2)                        (2)
                                                     ------                     ------
ADJUSTED EBITDA                                      $  258                     $  260
                                                     ======                     ======

            (a) Weighted average shares are 59.1 million. Adding minority interest and unvested restricted stock of 3.2 million shares to weighted average shares, provides the weighted average shares and units of 62.3 million used to compute FFO per share.

            (b) Included in Net Loss and FFO guidance are the following (in millions):



                                                             FULL YEAR 2004
                                                             --------------
                                                                     PER SHARE
                                                           DOLLARS     AMOUNT
                                                           -------     ------
 Loss on extinguishment of debt........................      $42

 Charge off of debt costs..............................        6

 Gain on swap termination..............................       (1)

 Impairment losses.....................................       33

 Lease termination.....................................        5
                                                             ---
    Total..............................................      $85       $1.36
                                                             ===       =====


                                     -more-

FelCor Lodging Trust Third Quarter 2004 Operating Results
October 27, 2004
Page 14

                           SELECTED BALANCE SHEET DATA
                                 (in thousands)

                                                             SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                             ------------------    -----------------
Investment in hotels, included in continuing operations ...      $ 3,875,531           $ 3,989,964
Accumulated depreciation ..................................         (917,682)             (886,168)
                                                                 -----------           -----------
                                                                 $ 2,957,849           $ 3,103,796
                                                                 ===========           ===========

Cash and cash equivalents .................................      $   154,109           $   231,885
Total assets ..............................................      $ 3,431,191           $ 3,590,893
Debt ......................................................      $ 1,828,261           $ 2,037,355
Total stockholders' equity ................................      $ 1,347,167           $ 1,296,272


                                       ###